Exhibit 1.1

Clearwater Analytics Holdings, Inc.

Class A Common Stock

Underwriting Agreement

[•], 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o     Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o     J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o     Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Ladies and Gentlemen:

Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated in this agreement (this “Agreement”), to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [•] shares (the “Firm Shares”) of Class A Common Stock, par value $0.001 per share (“Stock”), of the Company and, at the election of the Underwriters, up to [•] additional shares of Stock (the “Optional Shares”). The Firm Shares and the Optional Shares that the Underwriters elect to purchase pursuant to Section 2 hereof are herein collectively called the “Shares”.

Morgan Stanley & Co. LLC (“Morgan Stanley”) has agreed to reserve a portion of the Shares to be purchased by it under this Agreement for sale to the Company’s directors, officers, employees and business associates and other parties related to the Company (collectively, “Participants”), as set forth in each of the Pricing Disclosure Package and the Prospectus under the heading “Underwriting” (the “Directed Share Program”). The Shares to be sold by Morgan Stanley and its affiliates pursuant to the Directed Share Program, at the direction of the Company, are referred to hereinafter as the “Directed Shares”. Any Directed Shares not orally confirmed for purchase by any Participant by the end of the business day on which this Agreement is executed will be offered to the public by the Underwriters as set forth in the Prospectus.

On the date hereof, the business of the Company is conducted through CWAN Holdings, LLC, a Delaware limited liability company (“Clearwater LLC”), and its direct and indirect subsidiaries. The transactions described in the Pricing Prospectus (as defined below) under “Organizational Structure—Transactions” are referred to collectively as the “Reorganization Transactions”, pursuant to which, among other things, the Company will become the sole managing member of Clearwater LLC and will control the business and affairs of Clearwater LLC and its direct and indirect subsidiaries. The documents set forth on Schedule IV hereto, which have been, or will be, amended and restated or entered into, as applicable, pursuant to the Reorganization Transactions, are referred to as the “Reorganization Documents”. Any term used and not defined herein shall have the meaning ascribed to such term in the Pricing Prospectus.

A portion of the net proceeds from the sale of the Shares pursuant to this Agreement will be used to purchase common units of Clearwater LLC (the “LLC Interests”) from Clearwater LLC at a price per unit equal to the purchase price paid by the Underwriters for the Shares as set forth in Section 2 hereof and to repay certain of Clearwater LLC’s outstanding indebtedness, as further described in the Pricing Prospectus under “Use of Proceeds”.

1. Each of the Company and Clearwater LLC represents and warrants to, and agrees with, each of the Underwriters that:

(i) A registration statement on Form S–1 (File No. 333-259155) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to the Representatives, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or threatened by the Commission (any preliminary prospectus included in the Initial Registration Statement or filed with the Commission pursuant to Rule 424(a) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 5(a) hereof and deemed by virtue of Rule 430A under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Preliminary Prospectus relating to the Shares that was included in the Registration Statement immediately prior to the Applicable Time (as defined in Section 1(iii) hereof) is hereinafter called the “Pricing Prospectus”; such final prospectus, in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus”; any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Act or Rule 163B under the Act is hereinafter called a “Testing-the-Waters Communication”; and any Testing-the-Waters Communication that is a written communication within the meaning of Rule 405 under the Act is hereinafter called a “Written Testing-the-Waters Communication”; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”);

(ii) (A) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (B) each Preliminary Prospectus, at the time of filing thereof, conformed, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information (as defined in Section 9(b) of this Agreement);

(iii) For the purposes of this Agreement, the “Applicable Time” is [•] [a.m.][p.m.] (Eastern time) on the date of this Agreement; the Pricing Prospectus, as supplemented by the information listed on Schedule II(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of each Time of Delivery (as defined in Section 4(a) of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus and each Written Testing-the-Waters Communication, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of each Time of Delivery, will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(iv) No documents were filed with the Commission since the Commission’s close of business on the business day immediately prior to the date of this Agreement and prior to the execution of this Agreement, except as set forth on Schedule II(b) hereto;

(v) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects, to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of each Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Underwriter Information;

(vi) None of the Company, Clearwater LLC and any of Clearwater LLC’s direct or indirect subsidiaries (the “Subsidiaries”) has, since the date of the latest audited financial statements included in the Pricing Prospectus, (i) sustained any material loss or interference with its business, taken as a whole, from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree or (ii) entered into any transaction or agreement (whether or not in the ordinary course of business)

that is material to the Company, Clearwater LLC and the Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company, Clearwater LLC and the Subsidiaries taken as a whole, in each case otherwise than as set forth or contemplated in the Pricing Prospectus; and, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options or restricted stock in the ordinary course of business pursuant to the Company’s and Clearwater LLC’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of the Company’s and Clearwater LLC’s securities as described in the Pricing Prospectus and the Prospectus) or long-term debt of the Company, Clearwater LLC or the Subsidiaries or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change or effect, or any development involving a prospective material adverse change or effect, in or affecting (i) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Clearwater LLC and the Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (ii) the performance by the Company and Clearwater LLC of its respective obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus;

(vii) The Company, Clearwater LLC and the Subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all material personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, Clearwater LLC and the Subsidiaries; and any real property and buildings held under lease by the Company, Clearwater LLC and the Subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not materially interfere with the use made and proposed to be made of such property and buildings by the Company, Clearwater LLC and the Subsidiaries;

(viii) Each of the Company, Clearwater LLC and the Subsidiaries has been (i) duly organized and is validly existing and in good standing under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of this clause (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and each subsidiary of the Company that is a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X under the Act has been listed in the Registration Statement;

(ix) (i) Each of the Company and Clearwater LLC has an authorized capitalization as set forth in the Pricing Prospectus; (ii) all of the Stock has been duly and validly authorized and (x) in the case of the Shares, when issued and delivered against payment therefor as provided herein and (y) in the case of the Stock to be issued pursuant to the Reorganization Transactions, upon the consummation of the Reorganization Transactions, will be duly and validly issued, fully paid and non-assessable and conform, in all material respects, to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; (iii) all of the issued equity interests of Clearwater LLC have been duly and validly authorized and issued; (iv) all of the LLC Interests have been duly and validly authorized and, upon the consummation of the Reorganization Transactions, will be duly and validly issued; and (v) all of the issued shares of capital stock of each other Subsidiary have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign Subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims;

(x) The Shares to be issued and sold by the Company have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform, in all material respects, to the description of the Stock contained in the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights;

(xi) The issue and sale of the Shares to be sold by the Company and the compliance by the Company, Clearwater LLC and each Subsidiary with this Agreement and the Reorganization Documents, and the consummation of the transactions contemplated in this Agreement and the Pricing Prospectus, including the consummation of the Reorganization Transactions, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (A) any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company, Clearwater LLC or any of the Subsidiaries is a party or by which the Company, Clearwater LLC or any Subsidiary is bound or to which any of the property or assets of the Company, Clearwater LLC or any Subsidiary is subject, (B) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company, Clearwater LLC or any Subsidiary, or (C) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Clearwater LLC or any Subsidiary or any of their properties, except, in the case of the foregoing clauses (A) and (C), for such conflicts, defaults, breaches or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue of the Shares to be sold by the Company and the sale of the Shares or the consummation by the Company, Clearwater LLC or any Subsidiary of the transactions contemplated by this Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval for listing of the Shares on the Exchange (as defined below) and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(xii) None of the Company, Clearwater LLC or any Subsidiary is (i) in violation of its certificate of incorporation or by-laws (or other applicable organization document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, Clearwater LLC or any Subsidiary or any of their properties, or (iii) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xiii) The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, under the caption “Material U.S. Federal Income Tax Considerations for Non-U.S. Holders Of Class A Common Stock”, under the caption “Underwriting”, insofar as they purport to describe the provisions of the laws and documents referred to therein, and under the captions “Organizational Structure—Transactions” and “Certain Relationships and Related Party Transactions”, insofar as they purport to describe the Reorganization Transactions and the Reorganization Documents, are accurate, complete and fair in all material respects;

(xiv) Other than as set forth in the Pricing Prospectus, there are no legal, governmental or regulatory investigations, actions, demands, claims, suits, arbitrations, inquiries or proceedings (“Actions”) pending to which the Company, Clearwater LLC or any Subsidiary or, to the Company’s or Clearwater LLC’s knowledge, any officer or director of the Company or Clearwater LLC is a party or of which any property or assets of the Company, Clearwater LLC or any Subsidiary or, to the Company’s or Clearwater LLC’s knowledge, any officer or director of the Company or Clearwater LLC is the subject which, if determined adversely to the Company, Clearwater LLC or any Subsidiary (or such officer or director), would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and, to the Company’s or Clearwater LLC’s knowledge, no such proceedings are threatened or contemplated by governmental authorities or others; there are no current or pending Actions that are required under the Act to be described in the Registration Statement or the Pricing Prospectus that are not so described therein; and there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement and the Pricing Prospectus;

(xv) Neither the Company nor Clearwater LLC is and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will be an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(xvi) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined in Rule 405 under the Act;

(xvii) KPMG LLP, who have audited and certified certain financial statements of the Company, Clearwater LLC and the Subsidiaries, is an independent public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(xviii) The Company and Clearwater LLC maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) that (i) complies with the requirements of the Exchange Act, (ii) has been designed by the respective principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles and (iii) is sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences; and except as disclosed in the Pricing Prospectus, the Company’s and Clearwater LLC’s internal control over financial reporting is effective and neither the Company nor Clearwater LLC is aware of any material weaknesses in its internal control over financial reporting;

(xix) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s or Clearwater LLC’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s or Clearwater LLC’s, as applicable, internal control over financial reporting;

(xx) The Company and Clearwater LLC maintain disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and the Subsidiaries is made known to the Company’s or Clearwater LLC’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(xxi) This Agreement has been duly authorized, executed and delivered by the Company and Clearwater LLC;

(xxii) Each of the Reorganization Documents has been duly authorized by the Company and Clearwater LLC, to the extent party thereto, and, when duly executed and delivered in accordance with its respective terms by each of the parties thereto, will constitute a valid and legally binding agreement of the Company and Clearwater LLC, as applicable, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(xxiii) None of the Company, Clearwater LLC or the Subsidiaries, nor any director, officer or employee of the Company, Clearwater LLC or any Subsidiary nor, to the knowledge of the Company, Clearwater LLC or the Subsidiaries, any agent, affiliate or other person associated with or acting on behalf of the Company, Clearwater LLC or any Subsidiary has (i) made, offered, promised or authorized any unlawful contribution, gift, entertainment or other unlawful expense (or taken any act in furtherance thereof); (ii) made, offered, promised or authorized any direct or indirect unlawful payment; or (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended, or the rules and regulations thereunder, the Bribery Act 2010 of the United Kingdom or any other applicable anti-corruption, anti-bribery or related law, statute or regulation (collectively, “Anti-Corruption Laws”); the Company, Clearwater LLC and the Subsidiaries have conducted their businesses in compliance with Anti-Corruption Laws and have instituted and maintained and will continue to maintain policies and procedures reasonably designed to promote and achieve compliance with such laws and with the representations and warranties contained herein; neither the Company nor any of its subsidiaries will use, directly or indirectly, the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any person in violation of Anti-Corruption Laws;

(xxiv) The operations of the Company, Clearwater LLC and the Subsidiaries are and have been conducted at all times in compliance with the requirements of applicable anti-money laundering laws, including, but not limited to, the Bank Secrecy Act of 1970, as amended by the USA PATRIOT ACT of 2001, and the rules and regulations promulgated thereunder, and the anti-money laundering laws of the various jurisdictions in which the Company, Clearwater LLC and the Subsidiaries conduct business, the rules and regulations thereunder and any related or similar rules, regulation or guidelines issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, Clearwater LLC or any Subsidiary with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, Clearwater LLC and the Subsidiaries, threatened;

(xxv) None of the Company, Clearwater LLC or the Subsidiaries, nor any of their directors, officers or employees nor, to the knowledge of the Company or Clearwater LLC, any agent, affiliate or other person associated with or acting on behalf of the Company, Clearwater LLC or any of the Subsidiaries is an individual or entity (“Person”) that is, or is owned or controlled by one or more Persons that are, (i) currently the subject or the target of any sanctions administered or enforced by the U.S. Government, including, without limitation, the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), or the U.S. Department of State and including, without limitation, the designation as a “specially designated national” or “blocked person,” the European Union, Her Majesty’s Treasury, the United Nations Security Council, or other relevant sanctions authority (collectively, “Sanctions”), (ii) located, organized, or resident in a country or territory that is the subject or target of Sanctions (a “Sanctioned Jurisdiction”), and the Company will not directly or indirectly use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other Person (i) to fund or facilitate any activities of or business with any Person, or in any country or territory, that, at the time of such funding, is the subject or the target of Sanctions or (ii) in any other manner that will result in a violation by any Person (including any Person participating in the transaction, whether as underwriter, advisor, investor or otherwise) of Sanctions; none of the Company, Clearwater LLC or the Subsidiaries is knowingly engaged in, or has, at any time, knowingly engaged in, any dealings or transactions with or involving any Person that was or is, as applicable, at the time of such dealing or transaction, the subject or target of Sanctions or with any Sanctioned Jurisdiction; the Company, Clearwater LLC and the Subsidiaries have instituted, and maintain, policies and procedures designed to promote and achieve continued compliance with Sanctions;

(xxvi) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company, Clearwater LLC and the Subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company, Clearwater LLC and the Subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly, in all material respects and in accordance with GAAP, the information required to be stated therein. The summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable. The pro forma financial information and the related notes included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly, in all material respects, the information shown therein, have been prepared in accordance with the applicable requirements of the Act and the assumptions underlying such pro forma financial information are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder;

(xxvii) The Company, Clearwater LLC and the Subsidiaries (i) own or otherwise possess adequate rights to use all patents, patent applications, trademarks, service marks, trade names, domain names, copyrights and registrations and applications thereof, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and other intellectual property) necessary for the conduct of their respective businesses, (ii) do not, through the conduct of their respective businesses, infringe, violate or conflict with any such right of others and (iii) have not received any written notice of any claim of infringement, violation or conflict with, any such rights of others, except, in the case of the foregoing clauses (i), (ii) and (iii), as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect;

(xxviii) The Company’s, Clearwater LLC’s and the Subsidiaries’ respective information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform, in all material respects, as required in connection with the operation of the business of the Company, Clearwater LLC and the Subsidiaries as currently conducted, free and clear of all material bugs, errors, defects, Trojan horses, time bombs, malware and other corruptants; the Company, Clearwater LLC and the Subsidiaries have implemented and maintained reasonable controls, policies, procedures, and safeguards to maintain and protect their material confidential information and the integrity, continuous operation, redundancy and security of all IT Systems and data (including all personal, personally identifiable, sensitive, confidential or regulated data (“Personal Data”)) used in connection with their businesses, and there have been no breaches, violations, outages or unauthorized uses of or accesses to same, except for those that have been remedied without material cost or liability or the duty to notify any other person, nor any incidents under internal review or investigations relating to the same; the Company, Clearwater LLC and the Subsidiaries are presently in compliance, in all material respects, with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Personal Data and to the protection of such IT Systems and Personal Data from unauthorized use, access, misappropriation or modification;

(xxvix) No forward-looking statement (within the meaning of Section 27A of the Act and Section 21E of the Exchange Act) included or incorporated by reference in any of the Registration Statement, the Pricing Prospectus or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith;

(xxx) Nothing has come to the attention of the Company or Clearwater LLC that has caused the Company or Clearwater LLC to believe that the statistical and market-related data included in each of the Registration Statement, the Pricing Prospectus and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects;

(xxxi) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications, to the extent compliance is required;

(xxxii) Neither the Company nor any of its subsidiaries or affiliates has taken or will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or any of its subsidiaries in connection with the offering of the Shares;

(xxxiii) The Company, Clearwater LLC and each of the Subsidiaries have such permits, licenses, approvals, consents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their respective properties and conduct their respective businesses in the manner described in the Registration Statement, the Pricing Prospectus and the Prospectus, except for any of the foregoing that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. None of the Company, Clearwater LLC and the Subsidiaries have received notice of any proceedings related to the revocation or modification of any such Permits that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect;

(xxxiv) The Company, Clearwater LLC and the Subsidiaries, taken as a whole, are insured against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged and as required by law;

(xxxv) The Registration Statement, the Prospectus, the Pricing Disclosure Package and any Preliminary Prospectus comply, and any amendments or supplements thereto will comply, with any applicable laws or regulations of foreign jurisdictions in which the Prospectus, the Pricing Disclosure Package or any Preliminary Prospectus, as amended or supplemented, if applicable, are distributed in connection with the Directed Share Program;

(xxxvi) No consent, approval, authorization or order of, or qualification with, any governmental body or agency, other than those obtained, is required in connection with the offering of the Directed Shares in any jurisdiction where the Directed Shares are being offered;

(xxxvii) The Company has not offered, or caused Morgan Stanley or any Morgan Stanley Entity as defined in Section 9(f) to offer, Shares to any person pursuant to the Directed Share Program with the specific intent to unlawfully influence (x) a customer or supplier of the Company, Clearwater LLC or the Subsidiaries to alter the customer’s or supplier’s level or type of business with the Company, Clearwater LLC or the Subsidiaries or (y) a trade journalist or publication to write or publish favorable information about the Company or its products;

(xxxviii) From the time of initial confidential submission of a registration statement relating to the Shares with the Commission through the date hereof, the Company has been and is an “emerging growth company” as defined in Section 2(a)(19) of the Act (an “Emerging Growth Company”); and

(xxxix) There are no debt securities, convertible securities or preferred stock of, or guaranteed by, the Company, Clearwater LLC or any Subsidiary that are rated by a “nationally recognized statistical rating organization,” as such term is defined in Section 3(a)(62) of the Exchange Act.

2. Subject to the terms and conditions herein set forth, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $[•], the number of Firm Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Firm Shares to be sold by the Company by a fraction, the numerator of which is the aggregate number of Firm Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Firm Shares to be purchased by all of the Underwriters from the Company hereunder and (b) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at the purchase price per share set forth above (provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares), that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

The Company hereby grants to the Underwriters the right to purchase at their election up to [•] Optional Shares, at the purchase price per share set forth in the paragraph above, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares. Any such election to purchase Optional Shares may be exercised only by written notice from the Representatives to the Company, given within a period of 30 calendar days after the date of this Agreement and setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by the Representatives but in no event earlier than the First Time of Delivery (as defined in Section 4 hereof) or, unless the Representatives and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

3. Upon the authorization by the Representatives of the release of the Shares, the several Underwriters propose to offer the Shares for sale upon the terms and conditions set forth in the Pricing Disclosure Package and the Prospectus.

4. (a) The Shares to be purchased by each Underwriter hereunder, in definitive or book-entry form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Representatives, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives at least forty-eight hours in advance. The Company will cause the certificates, if any, representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of

DTC or its designated custodian (the “Designated Office”). The time and date of such delivery and payment shall be, with respect to the Firm Shares, 9:30 a.m., New York time, on [•], 2021 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 9:30 a.m., New York time, on the date specified by the Representatives in each written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing. Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery”, each such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Second Time of Delivery”, and each such time and date for delivery is herein called a “Time of Delivery”.

(b) The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 8 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 8(k) hereof will be delivered at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, One Manhattan West, New York, NY 10001 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery. A meeting will be held at the Closing Location at [•] p.m., New York City time, on the New York Business Day next preceding such Time of Delivery at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto. For the purposes of this Section 4, “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York are generally authorized or obligated by law or executive order to close.

5. The Company agrees with each of the Underwriters:

(a) To prepare the Prospectus in a form approved by the Representatives and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430A(a)(3) under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by the Representatives promptly after reasonable notice thereof; to advise the Representatives, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish the Representatives with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise the Representatives, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order suspending the effectiveness of the Registration Statement or any part thereof or preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as the Representatives may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as the Representatives may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as the Representatives may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify the Representatives and upon their request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as the Representatives may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable (which may be satisfied by filing with the Commission’s Electronic Data Gathering Analysis and Retrieval System (“EDGAR”)), but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) During the period beginning from the date hereof and continuing to and including the date 180 days after the date of the Prospectus (the “Company Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock, any LLC Interests, shares of the Company’s Class B Common Stock, Class C Common Stock, Class D Common Stock (together with the Stock, the “Common Stock”) or any other securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or any such substantially similar securities, (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or any LLC Interests or such other securities, in cash or otherwise, or (iii) publicly disclose the intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above, without the prior written consent of the Representatives; provided that the foregoing restrictions shall not apply to: (A) the Shares to be sold hereunder, (B) the issuance by the Company of options to purchase shares of Common Stock, including nonqualified stock options and incentive stock options, and other equity incentive compensation, including restricted stock or restricted stock units, stock appreciation rights, dividend equivalents and stock-based awards, in each case pursuant to the Company’s equity plans described in the Pricing Prospectus and the Prospectus, or under equity plans or similar plans of companies acquired by the Company in accordance with clause (E) in effect on the date of acquisition, (C) the issuance by the Company of shares of Common Stock upon the exercise of options, the conversion or exchange of convertible or exchangeable securities, or the settlement of restricted stock units or other equity-based compensation outstanding on the date hereof, provided that such option, restricted stock unit or other security is disclosed in the Pricing Prospectus and the Prospectus, (D) the filing by the Company of any registration statement on Form S-8 with the Commission relating to the offering of securities pursuant to the terms of the Company’s equity plans described in the Pricing Prospectus and the Prospectus and (E) the issuance by the Company of shares of Common Stock or securities convertible into shares of Common Stock in connection with an acquisition or business combination, provided that the aggregate number of shares of Common Stock issued pursuant to this clause (E) during the Company Lock-Up Period shall not exceed 10% of the total number of shares of Common Stock issued and outstanding immediately following the completion of the initial public offering contemplated by this Agreement, and provided further that, in the case of any issuance pursuant to clause (E), any recipient of shares of Common Stock shall have executed and delivered to the Representatives a lock-up letter as described in Section 8(i). The Company also agrees not to accelerate the vesting of any of the securities described in clause (B) or (C) prior to the expiration of the Company Lock-Up Period, other than (x) if such holder of securities executes and delivers to the Representatives, on or prior to the issuance of such securities, a lock-up letter on substantially the same terms as described in Section 8(i) for the remainder of the Company Lock-Up Period or (y) upon a Change in Control (as defined in the Company’s 2021 Omnibus Incentive Plan);

(ii) If the Representatives, in their sole discretion, agree to release or waive the restrictions in lock-up letters pursuant to Section 8(i) hereof, in each case for an officer or director of the Company, and provide the Company with notice of the impending release or waiver at least three business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex I hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to its stockholders as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders ‘ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders consolidated summary financial information of the Company and its subsidiaries for such quarter in reasonable detail; provided, however, that no reports or financial information need to be furnished pursuant to this Section 5(f) to the extent they are available on EDGAR;

(g) During a period of three years from the effective date of the Registration Statement, so long as the Company is subject to the reporting requirements of either Section 13 or Section 15(d) of the Exchange Act, to furnish to the Representatives copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to the Representatives as soon as they are available, copies of any public reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that no reports or financial information need to be furnished pursuant to this Section 5(g) to the extent they are available on EDGAR;

(h) To use the net proceeds received from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(i) To use its reasonable best efforts to list for trading, subject to official notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(j) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(k) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 3a(c) of the Commission’s Informal and Other Procedures (16 CFR 202.3a);

(l) Upon request of any Underwriter, to furnish, or cause to be furnished, to such Underwriter an electronic version of the Company’s trademarks, servicemarks and corporate logo for use on the website, if any, operated by such Underwriter for the purpose of facilitating the on-line offering of the Shares (the “License”); provided, however, that the License shall be used solely for the purpose described above, is granted without any fee and may not be assigned or transferred or extended to any person other than such Underwriter;

(m) To promptly notify the Representatives if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) completion of the distribution of the Shares within the meaning of the Act and (ii) the last Time of Delivery;

(n) To deliver to each Underwriter (or its agent), on the date of execution of this Agreement, a properly completed and executed Certification Regarding Beneficial Owners of Legal Entity Customers, together with copies of identifying documentation, and the Company undertakes to provide such additional supporting documentation as each Underwriter may reasonably request in connection with the verification of the foregoing Certification; and

(o) To comply with all applicable securities and other laws, rules and regulations in each jurisdiction in which the Directed Shares are offered in connection with the Directed Share Program.

6. (a) Each of the Company and Clearwater LLC represents and agrees that, without the prior consent of the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; and each Underwriter represents and agrees that, without the prior consent of the Company, Clearwater LLC and the Representatives, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company, Clearwater LLC and the Representatives is listed on Schedule II(a) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show;

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus or Written Testing-the-Waters Communication any event occurred or occurs as a result of which such Issuer Free Writing Prospectus or Written Testing-the-Waters Communication would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus, Written Testing-the-Waters Communication or other document which will correct such conflict, statement or omission;

(d) The Company represents and agrees that (i) it has not engaged in, or authorized any other person to engage in, any Testing-the-Waters Communications, other than Testing-the-Waters Communications with the prior consent of the Representatives with entities that the Company reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act; and (ii) it has not distributed, or authorized any other person to distribute, any Written Testing-the-Waters Communication, other than those distributed with the prior consent of the Representatives that are listed on Schedule II(d) hereto; and the Company reconfirms that the Underwriters have been authorized to act on its behalf in engaging in Testing-the-Waters Communications; and

(e) Each Underwriter represents and agrees that any Testing-the-Waters Communications undertaken by it were with entities that such Underwriter reasonably believes are qualified institutional buyers as defined in Rule 144A under the Act or institutions that are accredited investors as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Act.

7. The Company and Clearwater LLC covenant and agree with the several Underwriters that (a) the Company and Clearwater LLC will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Written Testing-the-Waters Communication, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing this Agreement, the Blue Sky Memorandum, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (iii) all reasonable and documented expenses incurred in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 5(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) all fees and expenses in connection with listing the Shares on the Exchange; and (v) the reasonable and documented filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by the Financial Industry Regulatory Authority (“FINRA”) of the terms of the sale of the Shares, provided that the amount payable by the Company and Clearwater LLC pursuant to this clause (v) for the fees and disbursements of counsel to the Underwriters shall not exceed $30,000 and provided further that the Underwriters shall provide reasonable supporting documentation to the Company and Clearwater LLC for all amounts payable by the Company and Clearwater LLC pursuant to this clause (v); and (b) the Company and Clearwater LLC will pay or cause to be paid: (i) the cost of preparing stock certificates; if applicable; (ii) the cost and charges of any transfer agent or registrar; and (iii) all other costs and expenses incident to the performance of the obligations hereunder which are not otherwise specifically provided for in this Section. In addition, the Company and Clearwater LLC shall pay or cause to be paid all fees and disbursements of counsel incurred by the Underwriters in connection with the Directed Share Program and stamp duties, similar taxes or duties or other taxes, if any, incurred by the Underwriters in connection with the Directed Share Program. It is understood, however, that the Company and Clearwater LLC shall bear the cost of any other matters not directly relating to the sale and purchase of the Shares pursuant to this Agreement, and that, except as provided in this Section, and Sections 9 and 12 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

8. The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company and Clearwater LLC herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and Clearwater LLC shall have performed all of its and their obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 5(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 p.m., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the Company’s knowledge, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or, to the Company’s knowledge, threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the Representatives’ reasonable satisfaction;

(b) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for the Underwriters, shall have furnished to the Representatives such written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Kirkland & Ellis LLP, counsel for the Company, shall have furnished to the Representatives their written opinion and negative assurance letter, dated such Time of Delivery, in form and substance satisfactory to the Representatives;

(d) On the date of the Prospectus at a time prior to the execution of this Agreement, at or around 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at each Time of Delivery, KPMG LLP shall have furnished to the Representatives a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided that the letter delivered at each Time of Delivery shall use a “cut-off date” not earlier than three business days prior to such Time of Delivery;

(e) (i) Neither the Company, Clearwater LLC nor any Subsidiary shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Pricing Prospectus, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of the Company, Clearwater LLC or any Subsidiary or any change or effect, or any development involving a prospective change or effect, in or affecting (x) the business, properties, general affairs, management, financial position, stockholders’ equity or results of operations of the Company, Clearwater LLC or any Subsidiaries, taken as a whole, except as set forth or contemplated in the Pricing Prospectus, or (y) the ability of the Company, Clearwater LLC or any Subsidiary to perform their obligations under this Agreement, including the issuance and sale of the Shares, or to consummate the transactions contemplated in the Pricing Prospectus and the Prospectus, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Representatives so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(f) [reserved];

(g) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or Nasdaq Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) The Shares to be sold at such Time of Delivery shall have been duly listed, subject to official notice of issuance, on the Exchange;

(i) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each officer, director, and stockholder of the Company listed on Schedule III hereto, substantially to the effect set forth in Annex II hereto in form and substance satisfactory to the Representatives;

(j) The Company shall have complied with the provisions of Section 5(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(k) The Company and Clearwater LLC shall have furnished or caused to be furnished to the Representatives at such Time of Delivery certificates of officers of the Company and Clearwater LLC, respectively, satisfactory to the Representatives as to the accuracy of the representations and warranties of the Company and Clearwater LLC, respectively, herein at and as of such Time of Delivery, as to the performance by the Company and Clearwater LLC of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to such other matters as the Representatives may reasonably request, and the Company and Clearwater LLC shall have furnished or caused to be furnished certificates as to the matters set forth in subsections (a) and (e) of this Section 8; and

(l) The Reorganization Transactions shall have been completed prior to or simultaneously with the First Time of Delivery, on the terms set forth in the Pricing Prospectus under “Organizational Structure—Transactions.”

9. (a) The Company and Clearwater LLC, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company and Clearwater LLC shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company and Clearwater LLC against any losses, claims, damages or liabilities to which the Company or Clearwater LLC may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or any Testing-the-Waters Communication, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company and Clearwater LLC for any legal or other expenses reasonably incurred by the Company or Clearwater LLC in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [•] paragraph under the caption “Underwriting”, and the information contained in the [•] paragraph under the caption “Underwriting”.

(c) Promptly after receipt by an indemnified party under subsection (a) or (b) of this Section 9 of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 9 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 9. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d) If the indemnification provided for in this Section 9 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Clearwater LLC on the one hand and the Underwriters on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Clearwater LLC on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Clearwater LLC on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and Clearwater LLC bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or Clearwater LLC on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Clearwater LLC and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (d) to contribute are several in proportion to their respective underwriting obligations and not joint.

(e) The obligations of the Company and Clearwater LLC under this Section 9 shall be in addition to any liability which the Company and Clearwater LLC may otherwise have and shall extend, upon the same terms and conditions, to each employee, officer and director of each Underwriter and each person, if any, who controls any Underwriter within the meaning of the Act and each broker-dealer or other affiliate of any Underwriter; and the obligations of the Underwriters under this Section 9 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and Clearwater LLC (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company and Clearwater LLC) and to each person, if any, who controls the Company or Clearwater LLC within the meaning of the Act.

(f)

(i) The Company and Clearwater LLC, jointly and severally, agree to indemnify and hold harmless Morgan Stanley, each person, if any, who controls Morgan Stanley within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act and each affiliate of Morgan Stanley within the meaning of Rule 405 of the Act (“Morgan Stanley Entities”) from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) (a) that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in any material prepared by or with the consent of the Company and Clearwater LLC for distribution to Participants in connection with the Directed Share Program or arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (b) that arise out of, or are based upon, the failure of any Participant to pay for and accept delivery of Directed Shares that the Participant agreed to purchase, or (c) related to, arising out of, or in connection with the Directed Share Program, other than losses, claims, damages or liabilities (or expenses relating thereto) that are finally judicially determined to have resulted from the bad faith or gross negligence of Morgan Stanley Entities.

(ii) In case any proceeding (including any governmental investigation) shall be instituted involving any Morgan Stanley Entity in respect of which indemnity may be sought pursuant to Section 9(f)(i), the Morgan Stanley Entity seeking indemnity, shall promptly notify the Company and Clearwater LLC in writing and the Company and Clearwater LLC, upon request of the Morgan Stanley Entity, shall retain counsel reasonably satisfactory to the Morgan Stanley Entity to represent the Morgan Stanley Entity and any others the Company and Clearwater LLC may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any Morgan Stanley Entity shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Morgan Stanley Entity unless (a) the Company and Clearwater LLC shall have agreed to the retention of such counsel or (b) the named parties to any such proceeding (including any impleaded parties) include the Company, Clearwater LLC and the Morgan Stanley Entity and representation of the parties by the same counsel would be inappropriate due to actual or potential differing interests between them. The Company and Clearwater LLC shall not, in respect of the legal expenses of the Morgan Stanley Entities in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Morgan Stanley Entities. Any such separate firm for the Morgan Stanley Entities shall be designated in writing by Morgan Stanley. The Company and Clearwater LLC shall not be liable for any settlement of any proceeding effected without their written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Company and Clearwater LLC agree to indemnify the Morgan Stanley Entities from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time a Morgan Stanley Entity shall have requested the Company and Clearwater LLC to reimburse it for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the Company and Clearwater LLC agree that they shall be liable for any settlement of any proceeding effected without their written consent if (a) such settlement is entered into more than 30 days after receipt by the Company and Clearwater LLC of the aforesaid request and (b) the Company and Clearwater LLC shall not have reimbursed the Morgan Stanley Entity in accordance with such request prior to the date of such settlement. The Company and Clearwater LLC shall not, without the prior written consent of Morgan Stanley, effect any settlement of any pending or threatened proceeding in respect of which any Morgan Stanley Entity is or could have been a party and indemnity could have been sought hereunder by such Morgan Stanley Entity, unless such settlement includes an unconditional release of the Morgan Stanley Entities from all liability on claims that are the subject matter of such proceeding.

(iii) To the extent the indemnification provided for in Section 9(f)(i) is unavailable to a Morgan Stanley Entity or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then the Company and Clearwater LLC in lieu of indemnifying the Morgan Stanley Entity thereunder, shall contribute to the amount paid or payable by the Morgan Stanley Entity as a result of such losses, claims, damages or liabilities (a) in such proportion as is appropriate to reflect the relative benefits received by the Company and Clearwater LLC on the one hand and the Morgan Stanley Entities on the other hand from the offering of the Directed Shares or (b) if the allocation provided by clause 9(f)(iii)(a) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 9(f)(iii)(a) above but also the relative fault of the Company and Clearwater LLC on the one hand and of the Morgan Stanley Entities on the other hand in connection with any statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and Clearwater LLC on the one hand and the Morgan Stanley Entities on the other hand in connection with the offering of the Directed Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Directed Shares (before deducting expenses) and the total underwriting discounts and commissions received by the Morgan Stanley Entities for the Directed Shares, bear to the aggregate initial public offering price of the Directed Shares. If the loss, claim, damage or liability is caused by an untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact, the relative fault of the Company and Clearwater LLC on the one hand and the Morgan Stanley Entities on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement or the omission or alleged omission relates to information supplied by the Company and Clearwater LLC or by the Morgan Stanley Entities and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(iv) The Company, Clearwater LLC and the Morgan Stanley Entities agree that it would not be just or equitable if contribution pursuant to this Section 9(f) were determined by pro rata allocation (even if the Morgan Stanley Entities were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 9(f)(iii). The amount paid or payable by the Morgan Stanley Entities as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by the Morgan Stanley Entities in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9(f), no Morgan Stanley Entity shall be required to contribute any amount in excess of the amount by which the total price at which the Directed Shares distributed to the public were offered to the public exceeds the amount of any damages that such Morgan Stanley Entity has otherwise been required to pay. The remedies provided for in this Section 9(f) are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(v) The indemnity and contribution provisions contained in this Section 9(f) shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of any Morgan Stanley Entity or the Company or Clearwater LLC, their officers or directors or any person controlling the Company or Clearwater LLC, and (c) acceptance of and payment for any of the Directed Shares.

10. (a) If any Underwriter shall default in its obligation to purchase the Shares that it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company that the Representatives have so arranged for the purchase of such Shares, or the Company notifies the Representatives that it has so arranged for the purchase of such Shares, the Representatives or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all of the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to a Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 7 hereof and the indemnity and contribution agreements in Section 9 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

11. The respective indemnities, rights of contribution, agreements, representations, warranties and other statements of the Company, Clearwater LLC and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any director, officer, employee, affiliate or controlling person of any Underwriter, or the Company or Clearwater LLC, or any officer or director or controlling person of the Company or Clearwater LLC, and shall survive delivery of and payment for the Shares.

12. If this Agreement shall be terminated pursuant to Section 10 hereof, neither the Company nor Clearwater LLC shall then be under any liability to any Underwriter except as provided in Sections 7 and 9 hereof; but, if for any other reason any Shares are not delivered by or on behalf of the Company as provided herein, or the Underwriters decline to purchase the Shares for any reason permitted under this Agreement, the Company and Clearwater LLC will reimburse the Underwriters through the Representatives for all documented out-of-pocket expenses approved in writing by the Representatives, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered, but the Company and Clearwater LLC shall then be under no further liability to any Underwriter except as provided in Sections 7 and 9 hereof.

13. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives jointly or by Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC on behalf of the Representatives.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Registration Department, to J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: [***], and to Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department; if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth on the cover of the Registration Statement, Attention: Alphonse Valbrune, Chief Legal Officer, with a copy to: Kirkland & Ellis LLP, 601 Lexington Avenue, New York, New York 10022, Attention: Joshua N. Korff and Ross M. Leff (Fax: [***]; and if to any stockholder that has delivered a lock-up letter described in Section 8(i) hereof shall be delivered or sent by mail to his or her respective address provided in Schedule III hereto or such other address as such stockholder provides in writing to the Company; provided, however, that any notice to an Underwriter pursuant to Section 9(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives on request; provided further that notices under subsection 5(e) shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the Representatives at Goldman Sachs & Co. LLC, 200 West Street, New York, New York 10282, Attention: Control Room, at J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179, Attention: Equity Syndicate Desk (Fax: [***], and at Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to the Legal Department. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company and Clearwater LLC and, to the extent provided in Sections 9 and 11 hereof, the officers and directors of the Company or Clearwater LLC and each person who controls the Company, Clearwater LLC or any Underwriter, or any director, officer, employee, or affiliate of any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

15. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16. Each of the Company and Clearwater LLC acknowledge and agree that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and Clearwater LLC, on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company or Clearwater LLC, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company or Clearwater LLC with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or Clearwater LLC on other matters) or any other obligation to the Company or Clearwater LLC except the obligations expressly set forth in this Agreement, (iv) each of the Company and Clearwater LLC have consulted its own legal and financial advisors to the extent it deemed appropriate, and (v) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person. Each of the Company and Clearwater LLC agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company or Clearwater LLC, in connection with such transaction or the process leading thereto.

17. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, Clearwater LLC and the Underwriters, or any of them, with respect to the subject matter hereof.

18. This Agreement and any transaction contemplated by this Agreement and any claim, controversy or dispute arising under or related thereto shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would result in the application of any other law than the laws of the State of New York. The parties agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the parties agree to submit to the jurisdiction of, and to venue in, such courts.

19. Each of the Company, Clearwater LLC and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

21. Notwithstanding anything herein to the contrary, the Company and Clearwater LLC are authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company and Clearwater LLC relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

22. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

If the foregoing is in accordance with the Representatives’ understanding, please sign and return to us counterparts hereof, and upon the acceptance hereof by the Representatives, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement among each of the Underwriters, the Company and Clearwater LLC. It is understood that the Representatives’ acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company and Clearwater LLC for examination, upon request, but without warranty on the Representatives’ part as to the authority of the signers thereof.

Very truly yours,

Clearwater Analytics Holdings, Inc.

By:
Name:
Title:

CWAN Holdings, LLC

By:
Name:
Title:

Accepted as of the date hereof

in New York, New York:

Goldman Sachs & Co. LLC

By:
Name:
Title:

J.P. Morgan Securities LLC

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title:

On behalf of each of the Underwriters

[Signature Page to Underwriting Agreement]

SCHEDULE I
Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman Sachs & Co. LLC
J.P. Morgan Securities LLC
Morgan Stanley & Co. LLC
Credit Suisse Securities (USA) LLC
RBC Capital Markets, LLC
Wells Fargo Securities, LLC
Oppenheimer & Co. Inc.
Piper Sandler & Co.
William Blair & Company, L.L.C.
BNP Paribas Securities Corp.
D.A. Davidson & Co.
AmeriVet Securities, Inc.
Loop Capital Markets LLC
Penserra Securities LLC
R. Seelaus & Co., LLC
Siebert Williams Shank & Co., LLC

Total

Schedule I-1

SCHEDULE II

(a) Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package

Electronic Roadshow dated [•]

(b) Additional documents incorporated by reference

None

(c) Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package

The initial public offering price per share for the Shares is $[•]

The number of Shares purchased by the Underwriters is [•]

(d) Written Testing-the-Waters Communications

[•]

Schedule II-1

SCHEDULE III

Name of Stockholder	Address
[•]	[•]

Schedule III-1

SCHEDULE IV

(a) Third Amended and Restated Limited Liability Company Agreement of CWAN Holdings, LLC.

(b) Second Amended and Restated Registration Rights Agreement by and among Clearwater Analytics Holdings, Inc. and the persons listed on the signature pages thereto.

(c) Tax Receivable Agreement by and among Clearwater Analytics Holdings, Inc. and the persons listed on the signature pages thereto.

(d) Stockholders’ Agreement by and among Clearwater Analytics Holdings, Inc. and the persons listed on the signature pages thereto.

Schedule IV-1

ANNEX I

[FORM OF PRESS RELEASE]

Clearwater Analytics Holdings, Inc.

[Date]

Clearwater Analytics Holdings, Inc. (the “Company”) announced today that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, the lead book-running managers in the recent public sale of [•] shares of the Company’s Class A common stock, are [waiving] [releasing] a lock-up restriction with respect to [•] shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on [•], 20[•], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.

Annex I-1

ANNEX II

[FORM OF LOCK-UP AGREEMENT]

Clearwater Analytics Holdings, Inc.

Lock-Up Agreement

[•], 2021

Goldman Sachs & Co. LLC,

J.P. Morgan Securities LLC,

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o	Goldman Sachs & Co. LLC

200 West Street

New York, New York 10282

c/o	J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

c/o	Morgan Stanley & Co. LLC

1585 Broadway

New York, New York 10036

Re:	Clearwater Analytics Holdings, Inc.—Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman Sachs & Co. LLC, J.P. Morgan Securities LLC and Morgan Stanley & Co. LLC, as representatives (the “Representatives”), propose to enter into an underwriting agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I thereto (collectively, the “Underwriters”), with Clearwater Analytics Holdings, Inc., a Delaware corporation (the “Company”), and CWAN Holdings, LLC, a Delaware limited liability company (“Clearwater LLC”), providing for a public offering (the “Offering”) of shares of Class A common stock, par value $0.001 per share, of the Company (the “Class A Common Stock,” and such shares, the “Shares”) pursuant to a Registration Statement on Form S-1 to be filed with the Securities and Exchange Commission (the “SEC”). The undersigned further understands that, prior to the consummation of the public offering of the Shares, the Company will be authorized to issue, in addition to the Class A Common Stock, shares of Class B common stock, par value $0.001 per share (the “Class B Common Stock”), shares of Class C common stock, par value $0.001 per share (the “Class C Common Stock”), and shares of Class D common stock, par value $0.001 per share (the “Class D Common Stock” and, together with the Class A Common Stock, the Class B Common Stock and the Class C Common Stock, the “Common Stock”).

Annex II-1

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of this Lock-Up Agreement and continuing to and including the date 180 days after the date set forth on the final prospectus used to sell the Shares (the “Lock-Up Period”), the undersigned shall not, and shall not cause or direct any of its affiliates to, (i) offer, sell, contract to sell, pledge, grant any option to purchase, lend or otherwise dispose of any shares of Common Stock of the Company or any common units of Clearwater LLC (the “LLC Interests”), or any options or warrants to purchase any shares of Common Stock of the Company or the LLC Interests, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company or the LLC Interests (such options, warrants or other securities, collectively, “Derivative Instruments”), including without limitation any such shares or Derivative Instruments now owned or hereafter acquired by the undersigned (collectively, the “Securities”), (ii) engage in any hedging or other transaction or arrangement (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) which is designed to or which reasonably could be expected to lead to or result in a sale, loan, pledge or other disposition (whether by the undersigned or someone other than the undersigned), or transfer of any of the economic consequences of ownership, in whole or in part, directly or indirectly, of the Securities, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of Common Stock or other securities, in cash or otherwise (any such sale, loan, pledge or other disposition, or transfer of economic consequences, a “Transfer”) or (iii) otherwise publicly announce any intention to engage in or cause any action or activity described in clause (i) above or transaction or arrangement described in clause (ii) above. The undersigned represents and warrants that the undersigned is not, and has not caused or directed any of its affiliates to be or become, currently a party to any agreement or arrangement that provides for, is designed to or which reasonably could be expected to lead to or result in any Transfer during the Lock-Up Period. For the avoidance of doubt, if the undersigned is an officer or director of the Company, the undersigned agrees that the foregoing provisions shall be equally applicable to any issuer-directed or other Shares the undersigned may purchase in the offering.

Notwithstanding the provisions of the second paragraph of this Lock-Up Agreement, if (i) 120 days have elapsed since the date set forth on the final prospectus used to sell the Shares and (ii) the Lock-Up Period is scheduled to end during a Blackout Period (as defined below) or within five Trading Days (as defined below) prior to a Blackout Period, the Lock-Up Period shall end on the 10th Trading Day prior to the commencement of the Blackout Period (such later date, the “Blackout-Related Expiration”), provided that the Company shall notify the Representatives of the date of the impending Blackout-Related Expiration promptly upon the Company’s determination of the date of the Blackout-Related Expiration and in any event at least seven Trading Days in advance of the date of the Blackout-Related Expiration, and shall announce the date of the expected Blackout-Related Expiration through a major news service, or on a Form 8-K, at least two Trading Days in advance of the Blackout-Related Expiration, and provided further that the Blackout-Related Expiration shall not occur unless the Company shall have publicly released its earnings results for the quarterly period during which the Offering occurred. For the avoidance of doubt, in no event shall the Lock-Up Period end earlier than 120 days after the date set forth on the final prospectus used to sell the Shares.

For purposes of this Lock-Up Agreement, a “Trading Day” is a day on which the New York Stock Exchange and the Nasdaq Stock Market are open for the buying and selling of securities. For purposes of this Lock-Up Agreement, “Blackout Period” shall mean a broadly applicable and regularly scheduled period during which trading in the Company’s securities would not be permitted under the Company’s insider trading policy.

Annex II-2

If the undersigned is not a natural person, the undersigned represents and warrants that no single natural person, entity or “group” (within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), other than a natural person, entity or “group” (as described above) that has executed a Lock-Up Agreement in substantially the same form as this Lock-Up Agreement, beneficially owns, directly or indirectly, 50% or more of the common equity interests, or 50% or more of the voting power, in the undersigned.

If the undersigned is an officer or director of the Company, (i) the Representatives agree that, at least three business days before the effective date of any release or waiver of the foregoing restrictions in connection with a transfer of shares of Common Stock, the Representatives will notify the Company of the impending release or waiver, and (ii) the Company has agreed in the Underwriting Agreement to announce the impending release or waiver by press release through a major news service at least two business days before the effective date of the release or waiver. Any release or waiver granted by the Representatives hereunder to any such officer or director shall only be effective two business days after the publication date of such press release. The provisions of this paragraph will not apply if (a) the release or waiver is effected solely to permit a transfer not for consideration and (b) the transferee has agreed in writing to be bound by the same terms described in this letter to the extent and for the duration that such terms remain in effect at the time of the transfer.

Notwithstanding the foregoing, the undersigned may:

(1) Transfer the undersigned’s Securities:

(i) if the Shares to be sold by the undersigned are pursuant to the Underwriting Agreement and any reclassification, conversion or exchange in connection with such sale of Shares,

(ii) as a bona fide gift or gifts, or as charitable contributions, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value,

(iii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value,

(iv) to any beneficiary of or estate of a beneficiary of the undersigned pursuant to a trust, will, other testamentary document or intestate succession or applicable laws of descent, provided that the beneficiary or the estate of a beneficiary thereof, as applicable, agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value,

(v) to a partnership, limited liability company, corporation or other entity of which the undersigned and the immediate family of the undersigned are the legal and beneficial owner of all the outstanding equity securities or similar interests, provided that such partnership, limited liability company, corporation or other entity agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value,

Annex II-3

(vi) by operation of law, such as pursuant to a qualified domestic order of a court (including a divorce settlement, divorce decree or separation agreement) or regulatory agency, provided that the transferee or transferees thereof agree to be bound in writing by the restrictions set forth herein,

(vii) in transactions relating to the shares of Class A Common Stock acquired in the Offering (if the undersigned is not an officer or director of the Company) or in open market transactions after the completion of the Offering,

(viii) by (A) the exercise of stock options solely with cash granted pursuant to equity incentive plans described in the Registration Statement, and the receipt by the undersigned from the Company of shares of Common Stock upon such exercise, (B) transfers of shares of Common Stock to the Company upon the “net” or “cashless” exercise of stock options or other equity awards granted pursuant to equity incentive plans described in the Registration Statement, (C) transfers of shares of Common Stock to the Company for the primary purpose of satisfying any tax or other governmental withholding obligation with respect to any award of equity-based compensation granted pursuant to the Company’s equity incentive plans described in the Registration Statement or (D) forfeitures of shares of Common Stock to the Company to satisfy tax withholding requirements of the undersigned or the Company upon the vesting, during the Lock-Up Period, of equity based awards granted under equity incentive plans or pursuant to other stock purchase arrangements, in each case described in the Registration Statement, provided that, in each case, the underlying shares of Common Stock shall continue to be subject to the restrictions on transfer set forth in this Lock-Up Agreement, and provided further that no filings under Section 16 of the Exchange Act, or other public filing, report or announcement shall be voluntarily made during the Lock-Up Period and, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction,

(ix) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction made to all holders of the Company’s capital stock after the consummation of the Offering, involving a “change of control” (as defined below) of the Company, provided that, in the event that such tender offer, merger, consolidation or other such transaction is not completed, the undersigned’s shares of Common Stock shall remain subject to the provisions of this Lock-Up Agreement,

(x) to the Company in connection with the repurchase by the Company from the undersigned of shares of Common Stock or Derivative Instruments pursuant to a repurchase right arising upon the termination of the undersigned’s employment with the Company, provided that such repurchase right is pursuant to contractual agreements with the Company, and provided further that no filings under Section 16 of the Exchange Act, or other public filing, report or announcement shall be voluntarily made during the Lock-Up Period and, if required, any public report or filing under Section 16(a) of the Exchange Act shall indicate in the footnotes thereto the nature of the transaction,

Annex II-4

(xi) if the undersigned is a corporation, partnership, limited liability company or other business entity, by (A) distributions of shares of Common Stock or any Derivative Instrument to limited partners, general partners, members, stockholders or holders of similar interests in the undersigned (or, in each case, its nominee or custodian) or to any investment fund or other entity controlled or managed by or under common control or common investment management with the undersigned or (B) transfers of shares of Common Stock or any Derivative Instrument to affiliates (as defined in Rule 405 of the Securities Act of 1933, as amended) or other entities controlled or managed by the undersigned or any of its affiliates (other than the Company, Clearwater LLC or any of their subsidiaries), provided that each distributee and transferee agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transaction shall not involve a disposition for value,

[(xii) to any third-party pledgee in a bona fide transaction as collateral to secure obligations pursuant to lending or other arrangements, including any bona fide purpose (margin) or bona fide non-purpose loan, in each case, that is in effect on the date hereof (including any replacement, amendment or modification thereof) (any such bona fide purpose (margin) or bona fide non-purpose loan, a “Permitted Loan”), between such third parties (or their affiliates or designees) and the undersigned and/or its affiliates or any similar arrangement relating to a financing agreement for the benefit of the undersigned and/or its affiliates, provided that, following foreclosure or other transfer (but not the pledge itself), the pledgee or other party agree to be bound in writing by the restrictions set forth herein,]1 or

[(xii)/(xiii)] with the prior written consent of the Representatives on behalf of the Underwriters,

provided that, in the case of clause (ii), (iii), (iv), (v), (vi), (vii) and (xi) above, no filing under Section 16 of the Exchange Act reporting a reduction in beneficial ownership of shares of Class A Common Stock, or other public filing, report or announcement shall be required or shall be voluntarily made in connection with such transfer or distribution during the Lock-Up Period (other than any required Schedule 13G (or 13G/A) or Form 13F (or 13F/A) filing or a filing on Form 5, which shall not be filed on or prior to the date that is 120 days after the date set forth on the final prospectus used to sell the Shares). For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin, and “change of control” shall mean any bona fide third-party tender offer, merger, consolidation or other similar transaction approved by the board of directors of the Company, the result of which is that any “person” (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, Clearwater LLC or any of the Company’s stockholders and their affiliates as of immediately prior to such transaction, shall become, after the closing of the transaction, the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company; or

(2) Establish a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of shares of Common Stock, provided that (i) such plan does not provide for the transfer of Common Stock during the Lock-Up Period and (ii) no public announcement or filing under the Exchange Act shall be made by or on behalf of the undersigned or the Company regarding the establishment of such plan during the Lock-Up Period.

The undersigned also agrees and consents to the entry of stop transfer instructions with any duly appointed transfer agent and registrar against the transfer of the undersigned’s Securities except in compliance with the foregoing restrictions. The undersigned acknowledges and agrees that none of the Underwriters has made any recommendation or provided any investment or other advice to the undersigned with respect to this Lock-Up Agreement or the subject matter hereof, and the undersigned has consulted its own legal, accounting, financial, regulatory, tax and other advisors with respect to this Lock-Up Agreement and the subject matter hereof to the extent the undersigned has deemed appropriate.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the Offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

[1]	Applicable to WP CA Holdco, L.P. only.

Annex II-5

This Lock-Up Agreement will automatically terminate upon the earliest to occur, if any, of (i) the date that the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that it has determined not to proceed with the Offering, (ii) the date that the Representatives advise the Company, in writing, prior to the execution of the Underwriting Agreement, that the Underwriters have determined not to proceed with the Offering, (iii) the date of termination of the Underwriting Agreement if prior to the closing of the Offering, or (iv) November 30, 2021 if the Offering has not been completed by such date.

[Signature page follows]

Annex II-6

Very truly yours,

IF AN INDIVIDUAL:		IF AN ENTITY:

By:
	(duly authorized signature)	(please print complete name of entity)

Name:		By:
	(please print full name)		(duly authorized signature)

Name:
(please print full name)

Title:
(please print full title)

Annex II-7